Exhibit 99.1

VERB Pays Off Senior Secured Debt and Cancels Equity Line of Credit

NEWPORT BEACH, Calif. and LEHI, Utah, Jan. 26, 2023 (GLOBE NEWSWIRE) — Verb Technology Company, Inc. (Nasdaq: VERB) (“VERB” or the “Company”), the leader in interactive video-based sales-enablement applications, including shoppable livestream video, announces today that it has paid off its senior secured convertible debt in full, in cash, and cancelled its equity line of credit (“ELOC”).

On January 12, 2022, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with three institutional investors (collectively, the “Note Holders”) providing for the sale and issuance of an aggregate original principal amount of $6,300,000 in convertible notes due 2023 (collectively the “Notes”). The Company and the Note Holders also entered into a security agreement, dated January 12, 2022 in connection with the Note Offering, pursuant to which the Company granted a security interest to the Note Holders in substantially all of its assets. Pursuant to the terms of the Securities Purchase Agreement, the Notes have been paid in full, in cash, prior to any conversion.

In addition, on January 12, 2022, the Company entered into a common stock purchase agreement (the “Common Stock Purchase Agreement”) with an institutional investor. Pursuant to the Common Stock Purchase Agreement, the Company had the right, but not the obligation, to sell to the Investor, up to $50,000,000 of newly issued shares of the Company’s common stock, subject to certain limitations and conditions. The Company has exercised its right to terminate the Common Stock Purchase Agreement effective immediately by mutual agreement of the parties.

About VERB

Verb Technology Company, Inc. (Nasdaq: VERB), the market leader in interactive video-based sales applications, transforms how businesses attract and engage customers. The Company’s MARKET.live platform is a multi-vendor, multi-presenter, livestream social shopping destination at the forefront of the convergence of ecommerce and entertainment, where hundreds of retailers, brands, creators and influencers can monetize their base of fans and followers across social media channels. The Company’s Software-as-a-Service, or SaaS platform, based on its proprietary interactive video technology, is comprised of a suite of sales enablement business software products offered on a subscription basis. Its software applications are used by hundreds of thousands of people in over 100 countries and in more than 48 languages. VERB’s clients include large sales-based enterprises as well as small business sales teams, including the sales and marketing departments of professional sports teams. With approximately 150 employees and contractors, the Company is headquartered in Lehi, Utah, and maintains offices in Newport Beach, California.

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FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “anticipate,” “expect,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements contained in this press release relate to, among other things, the Company’s projected financial performance and operating results, including its MARKET.live platform and SHOPFEST events, as well as statements regarding the Company’s progress towards achieving its strategic objectives, including the successful integration and future performance of acquisitions. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to the COVID-19 pandemic and related public health measures on our business, customers, markets and the worldwide economy; our plans to attract new customers, retain existing customers and increase our annual revenue; the development and delivery of new products, including verbLIVE; our plans and expectations regarding software-as-a-service offerings; our ability to execute on, integrate, and realize the benefits of any acquisitions; fluctuations in our quarterly results of operations and other operating measures; increasing competition; general economic, market and business conditions. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. Investors are referred to our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Relations:

888.504.9929

investors@verb.tech

Media Contact:

855.250.2300, ext.125

info@verb.tech